Execution Version

THIRD AMENDATORY AGREEMENT

THIRD AMENDATORY AGREEMENT (this "Third Amendatory Agreement") is dated as of  August 4, 2009 and made between:

(1)	EAGLE BULK SHIPPING INC., a corporation incorporated in the Republic of the Marshall Islands, as Borrower (the "Borrower");

(2)	THE SUBSIDIARIES of the Borrower party hereto as Guarantors (the "Guarantors");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS whose names appear on the signature pages hereof as Lenders (the "Existing Lenders"); and

(4)	THE ROYAL BANK OF SCOTLAND plc as Mandated Lead Arranger, Bookrunner, Swap Bank, Agent and Security Trustee.

PRELIMINARY STATEMENTS:

(A)
The Borrower, the Guarantors, the Lenders described therein and The Royal Bank of Scotland plc acting in the several capacities as Mandated Lead Arranger, Bookrunner, Swap Bank, Agent and Security Trustee are parties to a Third Amended and Restated Credit Agreement dated as of October 19, 2007 as amended by an Amendatory Agreement dated as of July 3, 2008 and a Second Amendatory Agreement dated as of December 17, 2008 (the "Credit Agreement") providing for a secured reducing revolving credit facility for the purposes described therein.

(B)	The Borrower and the Existing Lenders have agreed to further modifications of the Credit Agreement on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1.	DEFINITIONS

Words and expressions defined in the Credit Agreement shall have the same meaning when used in this Third Amendatory Agreement unless the context otherwise requires.

2.	REPRESENTATIONS AND WARRANTIES

Each Obligor jointly and severally represents and warrants to each Finance Party that:

(a)	All of the representations and warranties contained in Clause 18 of the Credit Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof.

(b)	No Default has occurred and is continuing on the date hereof.

(c)
The obligations expressed to be assumed by it in this Third Amendatory Agreement are, and, upon execution and delivery of this Third Amendatory Agreement and each of the other documents contemplated hereby to which it is to be a party, the obligations expressed to be assumed by it herein and in such other documents will be, legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally.

(d)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Third Amendatory Agreement and the transactions contemplated by this Third Amendatory Agreement.

3.	AMENDMENTS TO CREDIT AGREEMENT

With effect from the date (the "Effective Date") on which the condition precedent set forth in Clause 4 of this Third Amendatory Agreement shall have been satisfied:

3.01
The Total Commitments of the Lenders is further reduced from $1,350,000,000 to $1,200,000,000, and the Commitment of each Lender outstanding immediately prior to the Effective Date is reduced pro rata.

3.02	The definition of "Additional Newbuilding" in Clause 1.1 of the Credit Agreement is amended to exclude Yangzhou Dayang Shipbuilding Co., Ltd. Hull Nos. DY143, DY3038, DY3041 and DY3043.

3.03	The definition of "Approved Charter" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Approved Charter" means, collectively, (i) the time charters described in Part IV of Schedule 12 (Details of Existing Ships, Newbuildings and Approved Charters), and (ii) any other time or consecutive voyage charter in respect of a Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months and has been approved by the Agent.

3.04	The definition of "Approved Manager" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Approved Manager"  means, as the context may require, (i) Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices currently at 477 Madison Avenue, New York, New York, or any other person approved by the Agent from time to time as the commercial manager of a Ship, which approval shall not unreasonably be withheld, and (ii) V Ships Management Ltd., an Isle of Man company with offices at Eaglehurst, Belmont Hill, Douglas, Isle of Man, Wilhelmsen Ship Management (formerly Barber International Ltd.), a Hong Kong company with offices at West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, Anglo-Eastern International (Macau Commercial Offshore) Limited, Avenida Sir Anders Ljungstetd No. 160, Edf. Jardim Brilhantismo, No. 12 Andar "L", Macau, any Subsidiary of the Borrower, or any other person approved by the Agent from time to time as the technical manager of a Ship, which approval shall not unreasonably be withheld.

3.05	Paragraph (c) of the definition of "Debt" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

(c)
contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information, but excluding any contingent liabilities in respect of Deferred Revenue and Fair Value Below Contract Value from charters of Ships;

3.06	The definition of "Margin" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Margin"  means two and one-half percent (2.50%) per annum;  provided, however, that if at the end of any Accounting Period ending on or after September 30, 2009, the ratio of Consolidated Debt to Net Worth is less than fifty percent (50%), "Margin" shall be reduced to two percent (2.00%) per annum with effect from the beginning of the next Accounting Period;  provided, further, that if at the end of any Accounting Period following a reduction of the Margin pursuant to the preceding proviso, the ratio of Consolidated Debt to Net Worth is equal to or greater than fifty percent (50%), "Margin" shall be reinstated permanently to two and one-half percent (2.50%) per annum with effect from the beginning of the next Accounting Period or the next Interest Period, whichever is earlier.

3.07	The definition of "Security Value" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Security Value" means, in respect of any relevant date, the aggregate amount of (a) the contract price of each Newbuilding which has not been delivered, where the relevant Shipbuilding Contract and (except in relation to the IHI Newbuildings) Refund Guarantees for such Newbuilding is then subject to an Assignment of Shipbuilding Contract and Refund Guarantee, less any amount remaining unpaid to the relevant shipyard under such Shipbuilding Contract, and (b) the market value of each Ship then subject to a Mortgage and which has not become the subject of a Total Loss, determined in accordance with Clause 21.3 (Valuation of Ships) on the basis of the most recent valuation delivered pursuant to Clause 4.2 (Conditions Precedent to Utilization) or Clause 21.6 (Provision of valuations and information) , as the case may be.

3.08	The definition of "Tangible Fixed Assets" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Tangible Fixed Assets"  means, in respect of an Accounting Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all tangible fixed assets of the Group as stated in the then most recent Accounting Information;  provided that, for the purposes of determining compliance with the covenant set forth in Clause 20.1(a) (Minimum adjusted net worth), (a) the amount of Tangible Fixed Assets attributable to Newbuildings shall be equal to the aggregate amount of the contract price of each Newbuilding which has not been delivered, where the relevant Shipbuilding

Contract and (except in relation to the IHI Newbuildings) Refund Guarantees for such Newbuilding is then subject to an Assignment of Shipbuilding Contract and Refund Guarantee, less any amount remaining unpaid to the relevant shipyard under such Shipbuilding Contract, and (b) the amount of Tangible Fixed Assets attributable to Ships shall be equal to the aggregate amount of the market value of each Ship then subject to a Mortgage and which has not become the subject of a Total Loss, determined in accordance with Clause 21.3 (Valuation of Ships) on the basis of the most recent valuation delivered pursuant to Clause 4.2 (Conditions Precedent to Utilization) or Clause 21.6 (Provision of valuations and information), as the case may be.

3.09	The definition of "Termination Date" in Clause 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Termination Date"  means July 31, 2014.

3.10	Clause 1.1 of the Credit Agreement is amended by inserting in the appropriate alphabetical order the following new definitions:

"Deferred Revenue" means, in relation to any charter of a Ship where the charterer agrees to pay in advance a portion of charter hire payable for the duration of such charter based on the difference between the daily hire rate under such charter and the daily hire rate prevailing in the market for similar vessels at the time of such agreement, the amount so paid in advance (as such amount may be reduced from time to time as it is recognized ratably as charter revenue).

"Equity" means the net cash proceeds (after deducting costs and expenses) from the issuance of common or preferred stock of the Borrower, including any net cash proceeds from the issuance by the Borrower of instruments convertible into stock.

"Fair Value Below Contract Value" means, in relation to any Ship acquired subject to an existing charter where the daily hire rate prevailing in the market for similar vessels at the time of such acquisition is greater than the daily hire rate under such charter, the amount equal to the difference between the charter hire payable at such daily hire rate prevailing in the market and the daily hire rate under such charter, for the duration of such charter (as such amount may be amortized for the duration of such charter as increases to charter revenue).

"Minimum Adjusted Net Worth Reinstatement Date" has the meaning specified in Clause 20.1(a) (Minimum adjusted net worth).

"Minimum Required Security Cover Reinstatement Date"  has the meaning specified in Clause 21.1 (Minimum required security cover).

"Net Worth" means, in respect of any Accounting Period, the value of the Borrower's total shareholders' equity (consisting of preferred and common stock, additional paid in capital, retained earnings, accumulated other losses and any other reserves) less goodwill, intangible assets (other than goodwill) and any deferred tax assets, as stated in the Accounting Information for the relevant Accounting Period.

3.11	Clause 3.1(c)(i) and (ii) of the Credit Agreement are amended to read in their entirety as follows:

(i)	to assist a Guarantor to finance Newbuilding Predelivery Costs in relation to the IHI Newbuildings;
(ii)	to assist a Guarantor to finance Newbuilding Predelivery Costs in relation to the Target Newbuildings;

3.12        Clause 4.2(b) of the Credit Agreement is amended to read in its entirety as follows:

(b)
unless Clause 4.2(a) shall apply and if Clause 5.3(b)(ii) shall apply, the Agent shall have obtained, at the Borrower's expense, a valuation of each Ship not earlier than 3 days before the relevant Utilization Date from an Approved Broker confirming that the amount of the Loan(s) proposed to be borrowed on the relevant Utilization Date is permitted under Clause 5.3(b)(ii);

3.13        Clause 4.3 of the Credit Agreement is deleted in its entirety.

3.14	Clause 5.3 (Currency and amount) of the Credit Agreement is amended to read in its entirety as follows:

5.3	Currency and amount
(a)	The currency specified in a Utilization Request must be Dollars.
(b)	The amount of the proposed Loan shall be an amount which, together with the aggregate amount of all outstanding Loans, shall not exceed as of the proposed Utilization Date:
(i)
until both the Minimum Adjusted Net Worth Reinstatement Date and the Minimum Required Security Cover Reinstatement Date shall have occurred, 75% of the value (less depreciation computed in accordance with GAAP) on a consolidated basis of vessels and vessel improvements (at cost, net of accumulated depreciation) and advances for vessel construction as stated in the then most recent Accounting Information;  and

(ii)	at all times after both the Minimum Adjusted Net Worth Reinstatement Date and the Minimum Required Security Cover Reinstatement Date shall have occurred, 75% of the Security Value.

provided, however, that this Clause 5.3(b) shall not apply to any proposed Loan for working capital purposes;

(c)	The amount of any proposed Loan for working capital purposes shall be an amount which, together with the aggregate amount of all outstanding Loans made for such purpose, shall not exceed $20,000,000.
3.15	Clause 6.1 (Reduction of total commitments) of the Credit Agreement is amended to read in its entirety as follows:

The Total Commitments shall be reduced and cancelled by an amount of $56,250,000 on each Scheduled Commitment Reduction Date, and shall be reduced to zero and cancelled on the Termination Date.

3.16        Clause 6.2(b) of the Credit Agreement is deleted in its entirety.

3.17	Clause 7.5 (Mandatory prepayment) of the Credit Agreement is amended by inserting a new sub-clause (c) as follows:

(c)
Not later than thirty (30) days after the end of each Accounting Period, commencing with the Accounting Period ended June 30, 2009 and until both the Minimum Adjusted Net Worth Reinstatement Date and the Minimum Required Security Cover Reinstatement Date shall have occurred, the Borrower shall repay the Loans in an amount equal to fifty percent (50%) of the aggregate amount of any Equity received by the Borrower during such Accounting Period (it being understood that the Borrower received Equity from an At The Market Offering made during the Accounting Period ended  June 30, 2009).  Upon payment by the Borrower of any amount payable under the preceding sentence, the Available Facility shall be cancelled by an amount equal to such payment, and the Commitments of the Lenders shall be reduced ratably.

3.18	Clause 7 (Prepayment and cancellation) of the Credit Agreement is amended by inserting a new Clause 7.10 as follows:

7.10	Pro rata Cancellation

Any partial cancellation of the Available Facility shall reduce pro rata each of the scheduled reductions of the Total Commitments provided in Clause 6.1.

3.19	Clause 11.1(a) (Commitment fee) of the Credit Agreement is amended to read in its entirety as follows:

(a)	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 0.70% per annum on that Lender's Available Commitment for the Availability Period.

3.20	Clause 20.1 (Minimum adjusted net worth) of the Credit Agreement is amended to read in its entirety as follows:

20.1	Minimum Adjusted Net Worth

(a)
During the Accounting Period ended September 30, 2009 and each Accounting Period thereafter, the Borrower shall maintain Adjusted Net Worth at an amount not less than $300,000,000;  provided, however, that this Clause 20.1(a) shall not apply until such time as the Borrower shall have complied with the provisions of this Clause 20.1(a) (without taking account of this proviso) for two consecutive Accounting Periods (such time being the "Minimum Adjusted Net Worth Reinstatement Date").

(b)
Until the Minimum Adjusted Net Worth Reinstatement Date shall have occurred, during the Accounting Period ended September 30, 2009 and each Accounting Period thereafter, the Borrower shall maintain Adjusted Net Worth at an amount not less than $400,000,000 plus an amount equal to fifty percent (50%) of the aggregate amount of any Equity received by the Borrower during any Accounting Period commencing on or after April 1, 2009;  provided, however, that solely for purposes of determining compliance with the covenant set forth in this Clause 20.1(b), the amount of Tangible Fixed Assets shall be equal to the value (less depreciation computed in accordance with GAAP) on a consolidated basis of vessels and vessel improvements (at cost, net of accumulated depreciation) and advances for vessel construction as stated in the Accounting Information for the relevant Accounting Period.

3.21	Clause 20.2 (Minimum interest coverage ratio) of the Credit Agreement is amended to read in its entirety as follows:

20.2	Minimum Interest Coverage Ratio

(a)
The Borrower shall maintain EBITDA at an amount not less than 200% of Gross Interest Expenses (including capitalized interest) during each Accounting Period; provided, however, that this Clause 20.2 shall not apply until both of the Minimum Adjusted Net Worth Reinstatement Date and the Minimum Required Security Cover Reinstatement Date shall have occurred.

(b)
Until both of the Minimum Adjusted Net Worth Reinstatement Date and the Minimum Required Security Cover Reinstatement Date shall have occurred, the Borrower shall maintain EBITDA at a cumulative amount on a trailing four quarter basis (i) as of the end of each Accounting Period during the 24 month period commencing July 1, 2009 and ending

June 30, 2011, not less than 120% of cumulative Gross Interest Expenses (including capitalized interest) on a trailing four quarter basis, and (ii) as of the end of each Accounting Period beginning on or after July 1, 2011, not less than 130% of cumulative Gross Interest Expenses (including capitalized interest) on a trailing four quarter basis.

3.22	Clause 20.3 (Minimum liquidity) of the Credit Agreement is amended to read in its entirety as follows:

20.3	Minimum Liquidity

At all times on or after the date hereof, the Borrower and its Subsidiaries shall maintain free cash in one or more accounts with the Agent in an aggregate amount not less than the greater of (a) the product of $500,000 multiplied by the number of Ships owned by the Borrower or any of its Subsidiaries, or (b) an amount equal to any reduction in the Total Commitments scheduled to be effected within the next six months under Clause 6.1 (or, during the last six months prior to the Termination Date, 5.77% of the Total Commitments then outstanding) less the amount of the then unutilized Facility.

3.23	Clause 21.1 (Minimum required security cover) of the Credit Agreement is amended to read in its entirety as follows:

21.1	Minimum required security cover

Clause 21.2 (Provision of additional security; prepayment) applies if the Agent notifies the Borrower that:

(a)              the Security Value; plus

(b)              the net realizable value of any additional security previously provided under this Clause 21;

is below 130% of the aggregate of the Loans and of the Swap Exposure of each Swap Counterparty;  provided, however, that Clause 21.2 shall not apply until such time that Agent notifies the Borrower that the sum of the Security Value plus the net realizable value of any additional security previously provided under Clause 21.2 has been equal to or greater than 130% of the aggregate of the Loans and of the Swap Exposure of each Swap Counterparty for two consecutive Accounting Periods (such time being the "Minimum Required Security Cover Reinstatement Date").

3.24	Clause 21.6(a) (Provision of valuations and information) of the Credit Agreement is amended to read in its entirety as follow:

(a)
For purposes of this Clause 21 and in order to determine if the Minimum Required Security Cover Reinstatement Date has occurred, the Obligors at their expense shall cause a valuation of each Ship and any relevant existing charter to be made by an Approved Broker indicating the market value of such Ship, together with any relevant existing charter, at any time the Agent may request upon not less than 5 days' prior written notice from the Agent to the Borrower

3.25	Clause 22.6 (Change of busines) of the Credit Agreement is amended to read in its entirety as follows:

22.6	Change of business

The Borrower shall procure that no member of the Group shall engage in any line of business other than (i) directly or indirectly owning and operating the Existing Ships, or acquiring and operating the Newbuildings and/or Additional Ships, or (ii) the management as manager or agent of vessels owned by any person not a member of the Group.

3.26	Clause 22.10 (Approved charter) of the Credit Agreement is amended to read in its entirety as follows:

22.10	Approved Charter

Each relevant Obligor undertakes to advise the Agent reasonably in advance of any agreement to amend or supplement, or any determination to waive or forbear from enforcing, any Approved Charter or any of its provisions in any material respect.

3.27	Clause 24.11(b) (Restrictions on chartering, appointment of managers, etc.) of the Credit Agreement is amended to read in its entirety as follows:

(b)
enter into any time or consecutive voyage charter (other than an Approved Charter) in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months;

3.28
Clause 6 of Part II of Schedule 2 (Conditions precedent to utilization for initial Loan in respect of a Newbuilding other than an IHI Newbuilding or a Target Newbuilding, or the purchase of an Additional Ship) is amended by deleting the words "including each Newbuilding".

3.29
Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the "Credit Agreement" in any of the other Finance Documents, shall mean and refer to the Credit Agreement as amended hereby.

4.	CONDITION PRECEDENT

The condition precedent referred to in Clause 3 of this Third Amendatory Agreement is that the Agent shall have received each of the following in form and substance satisfactory to the Agent not later than August 12, 2009 or such later date as the Agent, after consultation with the Borrower and with the consent of the Majority Lenders, may specify for such purpose:

(a)	a copy of a resolution of the board of directors or sole member, as appropriate, of each Obligor:

(i)
approving the terms of, and the transactions contemplated by, this Third Amendatory Agreement and resolving that it execute this Third Amendatory Agreement and any other documents contemplated hereby to which it is or is to be a party;  and

(ii)	authorizing a specified person or persons to execute this Third Amendatory Agreement and any other documents contemplated hereby to which it is or is to be a party; and
(b)
a certificate of an officer of the Borrower, dated as of a current date (the statements made in such certificate shall be true on and as of such date), certifying as to (i) the absence of any amendments to the articles of incorporation and by-laws, or certificate of formation and limited liability company agreement of each Obligor previously certified to the Agent pursuant to Clauses 4.1 or 4.2(a) of the Credit Agreement, (ii) the due incorporation or formation, as the case may be, and good standing of each Obligor, as a corporation or limited liability company formed under the laws of the Republic of The Marshall Islands and the absence of any proceeding for the dissolution or liquidation of such Obligor, (iii) that the representations and warranties of each Obligor contained in this Third Amendatory Agreement are true and correct, and (iv) the absence of any Default.

(c)
an amendment to the Mortgage relating to each Ship subject to a Mortgage as of the date of this Third Amendatory Agreement, duly executed by the relevant Guarantor to secure the Credit Agreement as amended by this Third Amendatory Agreement;

(d)
a Certificate of Ownership and Encumbrance issued by the Maritime Administrator for the Marshall Islands (or other relevant authority) stating that each of the Ships referred to in the preceding subclause (c) is owned by the relevant Guarantor and that there is on record no Security on such Ship except the relevant Mortgage as amended in accordance herewith;

(e)
a favorable opinion of Messrs. Seward & Kissel LLP, counsel for the Obligors, in respect of this Third Amendatory Agreement, the Mortgage amendments referred to in the preceding subclause (d), and as to such other matters as the Agent may reasonably require;  and

(f)
payment to the Agent (for the account of each of the Existing Lenders executing this Third Amendatory Agreement rateably in accordance with their respective Commitments) of an amendment fee of $3,000,000 (being one quarter of one percent (0.25%) of the Total Commitments after giving effect to this Third Amendatory Agreement).

5	EFFECT OF AMENDMENT

Except as amended by this Third Amendatory Agreement, the Credit Agreement shall remain in full force and effect, including the provisions of Clause 5.02 (Conditions Subsequent) of the Second Amendatory Agreement dated as of December 17, 2008 among the Borrower, the Guarantors and the Finance Parties as supplemented by letters dated April 1, 2009 and July 7, 2009 between the Agent and the Borrower.

6.	COSTS AND EXPENSES

The Borrower agrees that the provisions of Clause 16 (Costs and Expenses) of the Credit Agreement shall apply to this Third Amendatory Agreement.

7.	COUNTERPARTS

This Third Amendatory Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Third Amendatory Agreement.

8.             GOVERNING LAW

THIS THIRD AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE IN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

9.             EFFECTIVENESS

This Third Amendatory Agreement shall become effective on the date when the Borrower, the Guarantors and Lenders constituting the Majority Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to Watson, Farley & Williams (New York) LLP, 1133 Avenue of the Americas, New York, NY 10036; Attention:  C. Gregory Chase (facsimile number: 212-922-1512 / email: cchase@wfw.com).

This Third Amendatory Agreement has been entered into as of the date stated at the beginning hereof.

SIGNATORIES

BORROWER: EAGLE BULK SHIPPING INC.

By:	/s/ Alan Ginsberg
Alan Ginsberg Chief Financial Officer

GUARANTORS:

CARDINAL SHIPPING LLC
CONDOR SHIPPING LLC
CRESTED EAGLE SHIPPING LLC
CROWNED EAGLE SHIPPING LLC
FALCON SHIPPING LLC
GOLDEN EAGLE SHIPPING LLC
GRIFFON SHIPPING LLC
HARRIER SHIPPING LLC
HAWK SHIPPING LLC
HERON SHIPPING LLC
IMPERIAL EAGLE SHIPPING LLC
JAEGER SHIPPING LLC
KESTREL SHIPPING LLC
KITE SHIPPING LLC
KITTIWAKE SHIPPING LLC
MERLIN SHIPPING LLC
OSPREY SHIPPING LLC
PEREGRINE SHIPPING LLC
SHRIKE SHIPPING LLC
SKUA SHIPPING LLC
SPARROW SHIPPING LLC
STELLAR EAGLE SHIPPING LLC
TERN SHIPPING LLC
PETREL SHIPPING LLC
PUFFIN SHIPPING LLC
RAPTOR SHIPPING LLC
ROADRUNNER SHIPPING LLC
SAKER SHIPPING LLC
SANDPIPER SHIPPING LLC
SNIPE SHIPPING LLC
SWIFT SHIPPING LLC
GOLDENEYE SHIPPING LLC
GOSHAWK SHIPPING LLC
FULMAR SHIPPING LLC
WREN SHIPPING LLC
BESRA SHIPPING LLC
CERNICALO SHIPPING LLC
REDWING SHIPPING LLC
WOODSTAR SHIPPING LLC
By:  Eagle Bulk Shipping Inc.,
as sole member

By:	/s/ Alan Ginsberg
Alan Ginsberg Chief Financial Officer

GUARANTORS:

AGALI SHIPPING S.A.
AVLONA SHIPPING S.A.
DELFINI SHIPPING S.A.
DROSATO SHIPPING S.A.
FOUNTANA SHIPPING S.A.
KAMPIA SHIPPING S.A.
KOFINA SHIPPING S.A.
MARMARO SHIPPING S.A.
MESTA SHIPPING S.A.
MYLOS SHIPPING S.A.
NAGOS SHIPPING S.A.
NENITA SHIPPING S.A.
OLYMPI SHIPPING S.A.
PELINEO SHIPPING S.A.
PYRGI SHIPPING S.A.
RAHI SHIPPING S.A.
SIRIKARI SHIPPING S.A.
SPILIA SHIPPING S.A.

By:	/s/ Alan Ginsberg
Alan Ginsberg Chief Financial Officer

LENDERS: THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Leo Chang
Leo Chang Attorney-in-Fact

WESTLB AG, LONDON BRANCH

By:	/s/ Carol Street
Name: Title:	Carol Street Associate Director

By:	/s/ Gavin Doyle
Name: Title:	Gavin Doyle Managing Director

BANK OF CHINA LIMITED, LONDON BRANCH

By:	/s/ Chuang-Fei Li
Name: Title:	Mr. Chuang-Fei Li Deputy General Manager

LLOYDS TSB BANK PLC

By:	/s/ David Sumner
Name: Title:	David Sumner Associate Director, Ship Finance

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC

By:	/s/ Mark McCarthy
Name: Title:	Mark McCarthy Head of Shipping

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Konstantinos Karabalis
Name: Title:	Konstantinos Karabalis Deputy General Manager

CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH

By:	/s/ Alex Aupoix
Name: Title:	Alex Aupoix Vice President

By:	/s/ Adrienne Molloy
Name: Title:	Adrienne Molloy Vice President

ARRANGER, BOOKRUNNER, SWAP BANK, AGENT AND SECURITY TRUSTEE:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Leo Chang
Name: Title:	Leo Chang Attorney-in-Fact